UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-49798 (Commission file number)	94-2340464 (I.R.S. Employer Identification Number)

6035 Stoneridge Drive Pleasanton, California (Address of principal executive offices)	94588 (Zip Code)
Registrant’s telephone number, including area code: (925) 847-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
     On November 19, 2007, Thoratec Corporation (the “Company”) issued a press release, which is furnished herewith as Exhibit 99.1, announcing that on November 14, 2007 its Board of Directors (the “Board”) unanimously elected Steven H. Collis as a member of the Board and the Compensation and Option Committee of the Board with effect as of January 1, 2008. Pursuant to the Company’s 2006 Incentive Stock Plan, effective as of the date that Mr. Collis commences service on the Board, he will be granted seven thousand (7,000) restricted shares of Company Common Stock, which shares will vest in four equal installments on the first four anniversaries of their grant date. Mr. Collis will also receive the standard Board member annual retainer and meeting fees, and committee retainers and meeting fees as applicable, as described in the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders filed on Schedule 14A with the Securities and Exchange Commission on April 20, 2007.
Item 9.01.    Financial Statements and Exhibits.
       (c)     Exhibits

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated November 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 19, 2007

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated November 19, 2007.